Exhibit 99.8

News Release

FOR IMMEDIATE RELEASE

PEABODY ANNOUNCES EXCHANGE OFFER AND CONSENT SOLICITATION

RELATING TO EXISTING 6.000% SENIOR SECURED NOTES DUE 2022

ST. LOUIS, Dec. 24, 2020 – Peabody (NYSE: BTU) today announced that it has commenced an offer to exchange (the “Exchange Offer”) any and all of its outstanding 6.000% Senior Secured Notes due 2022, as set forth in the table below (the “Existing Notes”) for (i) new 10.000% Senior Secured Notes due December 31, 2024 (the “New Co-Issuer Notes”) to be co-issued by PIC AU Holdings LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of Peabody (“AU HoldingsCo”), and PIC AU Holdings Corporation, a Delaware corporation and an indirect, wholly-owned subsidiary of Peabody (“AU HoldingsCorp” and, together with AU HoldingsCo, the “Co-Issuers”), and (ii) new 8.500% Senior Secured Notes due December 31, 2024 (the “New Peabody Notes” and, together with the New Co-Issuer Notes, the “New Notes”) to be issued by Peabody. Concurrently with the Exchange Offer, Peabody is soliciting consents (the ”Consent Solicitation”) to certain proposed amendments to the indenture governing the Existing Notes (the “Existing Notes Indenture”) to (i) eliminate substantially all of the restrictive covenants, certain events of default applicable to the Existing Notes and certain other provisions contained in the Existing Notes Indenture, and (ii) release the collateral securing the Existing Notes and eliminate certain other related provisions contained in the Existing Notes Indenture (the “Existing Indenture Amendments”).

The following table sets forth the total consideration per $1,000 principal amount of Existing Notes if validly tendered by the Early Tender Date (as defined herein) and the exchange consideration per $1,000 principal amount of Existing Notes if validly tendered after the Early Tender Date but prior to the Expiration Date (as defined herein) and accepted for exchange in the Exchange Offer:

		Consideration per $1,000 Principal Amount of Existing Notes Tendered
Existing Notes		Total Consideration if Tendered by the Early Tender Date(1)(2)(3)(4)(5)					Exchange Consideration if Tendered after the Early Tender Date but prior to the Expiration Date(1)(3)(5)
CUSIP Nos.	Aggregate Principal Amount (millions)	Principal Amount of New Peabody Notes	Pro Rata Payment	Principal Amount of New Co- Issuer Notes	Early Tender Premium(6)	Total	Principal Amount of New Peabody Notes	Principal Amount of New Co- Issuer Notes	Total
70457LAA2 (144A) U7049LAA6 (Reg S)	$459.0	$551.69	$25.65 cash	$422.66	$10.00 cash	$1,010	$577.34	$422.66	$1,000

(1)

Assumes 80% participation in the Exchange Offer by the Early Tender Date and 100% participation in the Exchange Offer by the Expiration Date. Subject to satisfaction of the conditions to the Exchange Offer, regardless of the level of participation by the Early Tender Date or the Expiration Date, for each $1,000 principal amount of Existing Notes tendered in the Exchange Offer, Eligible Holders will receive $1,000 in consideration in the form of New Notes and, if applicable, cash.

(2)	Eligible Holders will receive $10.00 of additional consideration per $1,000 principal amount of Existing Notes validly tendered by the Early Tender Date.
(3)	Eligible Holders will receive their pro rata share per $1,000 principal amount of Existing Notes validly tendered of the $194.0 million aggregate principal amount of New Co-Issuer Notes.
(4)

Eligible Holders will receive their Pro Rata Share per $1,000 principal amount of Existing Notes validly tendered by the Early Tender Date of a cash payment of $9,420,000 (the “Pro Rata Payment”). “Pro Rata Share” means per $1,000 principal amount of Existing Notes validly tendered by the Early Tender Date, the fraction, (x) the numerator of which is $9,420,000 and (y) the denominator of which is the amount of $1,000 increments of principal amount of Existing Notes tendered before the Early Tender Date by all holders of the Existing Notes. The Pro Rata Payment will be determined based on the participation level of Eligible Holders of Existing Notes tendering Existing Notes prior to the Early Tender Date.

(5)

Each $1,000 principal amount of Existing Notes tendered on or prior to the Expiration Date (including Existing Notes tendered prior to the Early Tender Date) will be exchanged into an amount of New Peabody Notes that, together with New Co-Issuer Notes received in exchange and the Pro Rata Payment (if applicable), will amount to $1,000 aggregate consideration received for each $1,000 of principal amount of Existing Notes tendered.

(6)	Represents a 1% early tender premium per $1,000 principal amount of Existing Notes validly tendered by the Early Tender Date.

Peabody is making the Exchange Offer and Consent Solicitation pursuant to the terms of and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement dated December 24, 2020 (the “Offering Memorandum”).

Assuming 80% participation in the Exchange Offer by the Early Tender Date and 100% participation in the Exchange Offer by the Expiration Date, in exchange for each $1,000 principal amount of Existing Notes validly tendered (and not validly withdrawn) (i) prior to 5:00 p.m., New York City time, on January 8, 2021 (the “Early Tender Date”) and accepted by Peabody, participating Eligible Holders of Existing Notes will receive $422.66 principal amount of New Co-Issuer Notes, $551.69 principal amount of New Peabody Notes and the “Pro Rata Payment” of $25.65 in cash, as well as the “Early Tender Premium” of $10.00 in cash and (ii) after the Early Tender Date but prior to 11:59 p.m., New York City time, on January 25, 2021 (the “Expiration Date”) and accepted by Peabody, participating Eligible Holders of Existing Notes will receive $422.66 principal amount of New Co-Issuer Notes and $577.34 principal amount of New Peabody Notes. Subject to satisfaction of the conditions to the Exchange Offer, each $1,000 principal amount of Existing Notes tendered on or prior to the Expiration Date (including Existing Notes tendered prior to the Early Tender Date) will be exchanged into an amount of New Peabody Notes that, together with New Co-Issuer Notes, received in exchange and the Pro Rata Payment (if applicable), will amount to $1,000 aggregate consideration received for each $1,000 of principal amount of Existing Notes tendered. Tendered Existing Notes may be validly withdrawn at any time prior to 5:00 p.m. New York City time, on January 8, 2021, unless extended. Any Eligible Holder who validly tenders (and does not validly withdraw) their Existing Notes pursuant to the Exchange Offer will be deemed to have delivered their related consents to the Existing Indenture Amendments by effecting such tender. Eligible Holders will not be permitted to validly tender their Existing Notes without delivering the related consents to the Existing Indenture Amendments. The settlement date is currently expected to be the third business day following the Expiration Date (the “Settlement Date”). The Exchange Offer will be conditioned on the satisfaction, or the waiver by the Company, of certain conditions described in the Offering Memorandum and related Letter of Transmittal.

The New Co-Issuer Notes will be senior secured obligations of the Co-Issuers. The New Co-Issuer Notes will not be guaranteed by any of the Co-Issuers’ subsidiaries; provided that to the extent not resulting in a materially adverse tax consequence (as determined by Peabody in its reasonable business judgment), if PIC Acquisition Corp., Wilpinjong Coal Pty Ltd, or any of its subsidiaries are not at any time contractually prohibited from becoming a guarantor (as determined by Peabody in its reasonable business judgment), PIC Acquisition Corp., Wilpinjong Coal Pty Ltd or such subsidiary shall become a guarantor. As further described in the Offering Memorandum, the New Co-Issuer Notes will be secured by liens on substantially all of the assets of the Co-Issuers, including by 100% of the capital stock of PIC Acquisition Corp. owned by AU HoldingsCo (the “Co-Issuer Collateral”).

The New Peabody Notes will be senior secured obligations of Peabody. The New Peabody Notes will be jointly and severally and fully and unconditionally guaranteed on a senior secured basis by substantially all of Peabody’s material domestic subsidiaries (excluding any unrestricted subsidiaries) (the “Peabody Guarantors”) and secured by (a) first priority liens over (i) substantially all of the assets of Peabody, Peabody Global Holdings, LLC (the “Pledgor”) and the Peabody Guarantors, except for certain excluded assets, (ii) 100% of the capital stock of each domestic restricted subsidiary of Peabody and 100% of the capital stock of each first tier foreign subsidiary of Peabody or a foreign subsidiary holding company, except in each case to the extent that such capital stock constitutes an excluded asset, (iii) a legal charge by Pledgor of 100% of the voting capital stock and 100% of the non-voting capital stock of Peabody Investments (Gibraltar) Limited, subject to certain limitations and (iv) all intercompany debt owed to Peabody, Pledgor or any Peabody Guarantor, in each case, subject to certain exceptions, and (b) second priority liens on the Co-Issuer Collateral.

The Offering Memorandum and other documents relating to the Exchange Offer and Consent Solicitation will only be distributed to Eligible Holders of Existing Notes who complete and return an eligibility form confirming that they are either (a) a person that is in the United States and is (i) a “Qualified Institutional Buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), or (b) a person that is outside the “United States” and is (i) not a “U.S. person,” as those terms are defined in Rule 902 under the Securities Act, and (ii) a “non-U.S. qualified offeree” (as defined in the Offering Memorandum) (such holders, the “Eligible Holders”). Holders of Existing Notes who desire to obtain and complete an eligibility form should either visit the website for this purpose at https://gbsc-usa.com/eligibility/peabody or call Global Bondholder Services Corporation, the Information Agent and Exchange Agent for the Exchange Offer and Consent Solicitation at (212) 430-3774 (for banks and brokers) or (866) 470-4500 (toll free).

On December 24, 2020, Peabody entered into a Transaction Support Agreement with certain of its subsidiaries, each of the revolving lenders under Peabody’s credit agreement, the administrative agent under Peabody’s credit agreement, and certain holders, or investment advisors, sub-advisors, or managers of discretionary accounts that hold the Existing Notes, pursuant to which the parties agreed, among other things and subject to the terms thereof, to effectuate the Exchange Offer described herein.

In connection with the Exchange Offer and within 15 days of the Settlement Date, Peabody has agreed to make an offer to purchase up to $22.5 million in aggregate accreted value of the New Peabody Notes at a purchase price equal to 80% of the accreted value of the New Peabody Notes, plus accrued and unpaid interest, if any, to, but excluding, the applicable purchase date.

The New Notes have not been and will not be registered under the Securities Act, or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and any applicable state securities laws.

The complete terms and conditions of the Exchange Offer are described in the Offering Memorandum dated December 24, 2020. Requests for documentation should be directed to Global Bondholder Services Corporation at (212) 430-3774 (for banks and brokers) or (866) 470-4500 (toll-free).

None of Peabody, its board of directors (or any committee thereof), the dealer manager, the information agent, the exchange agent, the trustee for the Existing Notes, the trustee for the New Peabody Notes, the Trustee for the New Co-Issuer Notes or their respective affiliates is making any recommendation as to whether or not holders should exchange all or any portion of their Existing Notes in the Exchange Offer.

This announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or sell or a solicitation of consents with respect to any securities. The Exchange Offer is being made solely by the Offering Memorandum and Consent Solicitation Statement dated December 24, 2020. The Exchange Offer is not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Peabody (NYSE: BTU) is a leading coal producer, serving customers in more than 25 countries on six continents. We provide essential products to fuel baseload electricity for emerging and developed countries and create the steel needed to build foundational infrastructure. Our commitment to sustainability underpins our activities today and helps to shape our strategy for the future. For further information, visit PeabodyEnergy.com.

Contact:

Julie Gates

314.342.4336

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events, or developments that Peabody expects will occur in the future are forward-looking statements, including the Company’s ability to consummate the Exchange Offer and Consent Solicitation and the Company’s expectations regarding future liquidity, cash flows, mandatory debt payments and other expenditures. They may also include estimates of sales targets, cost savings, capital expenditures, other expense items, actions relating to strategic initiatives, demand for the company’s products, liquidity, capital structure, market share, industry volume, other financial items, descriptions of management’s plans or objectives for future operations and descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect Peabody’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond Peabody’s control, including the ongoing impact of the COVID-19 pandemic and factors that are described in Peabody’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2019, and other factors that Peabody may describe from time to time in other filings with the SEC. You may get such filings for free at Peabody’s website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.